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                                                                    EXHIBIT 21.1


                       SUBSIDIARIES OF REALNETWORKS, INC.

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

Entity                             Jurisdiction
------                             ------------
RealNetworks, Ltd.                 United Kingdom
RealNetworks K.K.                  Japan
RealNetworks, SARL                 France
RealNetworks GmbH                  Germany

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